UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 13, 2012

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090
(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 13, 2012, Ciena Canada, Inc., a subsidiary of Ciena Corporation, and Public Works and Government Services Canada (PWGSC), entered into an amendment (the “Amendment”) to the agreement dated March 19, 2010 relating to Ciena's lease of the “Lab 10” building on the former Nortel Carling Campus (the “Lab 10 Lease”) in Ottawa, Canada. The Amendment extends the term of the Lab 10 Lease from March 19, 2015 to March 18, 2016, with the resulting aggregate annual payment by Ciena for this additional year to be approximately $8.8 million CAD, consisting of both base rent and additional operating expense obligations under the Lab 10 Lease. In connection with the Amendment, by separate agreement, Ciena and PWGSC agreed to shorten the term of the lease of Ciena's “Lab 2” facility on the Carling Campus from March 18, 2015 to December 31, 2012. A copy to the Amendment is incorporated herein by reference to Exhibit 1.1 to this Form 8-K. A copy of the Lab 10 Lease, along with a description of its terms, was filed by Ciena on March 25, 2010 on Form 8-K.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document
	Exhibit 1.1	Lab 10 Lease Amending Agreement dated February 13, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: February 14, 2012	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary